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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 18, 2005


                          AMERICAN BANKNOTE CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                     1-3410                     13-0460520
         --------                     ------                     ----------
(State or other jurisdiction of     (Commission                (IRS Employer
       incorporation)               File Number)             Identification No.)

           560 SYLVAN AVENUE
     ENGLEWOOD CLIFFS, NEW JERSEY                                07632-3119
     ----------------------------                                ----------
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (201) 568-4400

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On January 18, 2005, American Banknote Corporation (the "Company") entered into an Exit Financing Agreement with Lloyd I. Miller, III, Bay Harbour Partners, Ltd., Pollux Investments, LLC and Highland Capital Management L.P. (collectively, the "Investors") pursuant to which such Investors will subscribe for shares of common stock of the Company on the effective date of the Company's "pre-arranged" and consensually agreed bankruptcy reorganization plan described below. Lloyd I. Miller, III, Bay Harbour Partners, Ltd. and Pollux Investments, LLC will each purchase 233,964 shares, and Highland Capital Management L.P. will purchase 1,169,822 shares of common stock. The Investors will pay approximately $8.55 per share under the Exit Financing Agreement, for an aggregate purchase price of approximately $16 million.

         Highland Capital is currently the beneficial owner of 2,012,576 shares of the Company's existing common stock, or approximately 16.4% of the currently outstanding common stock, and approximately $2.5 million of the Company's currently outstanding 10-3/8% Senior Notes. James Dondero, a director of the Company, is the President of Highland Capital. Lloyd I. Miller, III, a director of the Company, is currently the beneficial owner of 837,205 shares of the Company's existing common stock, or approximately 6.8% of the currently outstanding common stock, and approximately $21.8 million of the Company's currently outstanding 10-3/8% Senior Notes. Bay Harbour and its affiliates are currently the beneficial owners of 5,187,253 shares of the Company's existing common stock, or approximately 42.2% of the currently outstanding common stock, and approximately $40.4 million of the Company's currently outstanding 10-3/8% Senior Notes. Steven A. Van Dyke, a director of the Company, is Managing Principal of Bay Harbour Management L.C. Pollux Investments, LLC is currently the beneficial owner of approximately $12.1 million of the Company's 10-3/8% Senior Notes. Castor Investments, LLC, an affiliate of Pollux Investments, LLC, is currently the beneficial owner of 2,263,690 shares of the Company's existing common stock, or approximately 18.4% of the currently outstanding common stock. Steven Singer, the Chairman of the Board and CEO of the Company, is the Manager of both Castor Investments, LLC and Pollux Investments, LLC, and the owners of Castor and Pollux are family members of Mr. Singer or entities whose beneficiaries are family members of Mr. Singer.

         Conditions to closing under the Exit Financing Agreement include the approval by the Investors of any amendments to the "pre-arranged" and consensually agreed bankruptcy plan described below, confirmation of such plan by the bankruptcy court, and that all of the Company's representations and warranties contained in the Exit Financing Agreement are true and correct in all material respects as of the effective date of such plan. A copy of the Exit Financing Agreement is filed herewith as an exhibit.

ITEM 1.03         BANKRUPTCY OR RECEIVERSHIP.

         On January 19, 2005, the Company, with the consent of the holders of a majority of its 10-3/8% Senior Notes and common equity holders, filed a voluntary petition (the "Chapter 11 Case") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). The Company continues to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. In connection with the Chapter 11 Case, the Company also filed with the Bankruptcy Court on January 19, 2005 a proposed "pre-arranged" and consensually agreed plan of reorganization, under which, among other things, (i) holders of the Company's 10-3/8% Senior Notes will receive either new common stock, cash, or new notes (depending on the class the holder falls into under the plan and which treatment the holder elects), (ii) holders of the Company's existing equity will receive either cash or a combination of cash and new common stock depending on the class they fall into under the plan, (iii) all miscellaneous secured creditors will be reinstated, and (iv) all general unsecured creditors will be unimpaired and will be paid in full. In connection with the plan of reorganization, the Company, upon consummation of the plan of reorganization, anticipates issuing 1,871,714 shares of its common stock for an aggregate of $16.0 million pursuant to the Exit Financing Agreement described above. The proceeds of such new shares of common stock will be used primarily to make cash distributions under the plan and for general working capital needs of the Company. Consummation of the plan of reorganization is subject to, among other things, consummating such sales of common stock.


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         None of the Company's subsidiaries is a party to the Chapter 11 Case, and during the Chapter 11 Case, each of the Company's subsidiaries will continue to operate in the normal course of business, on a stand-alone basis.

         The Chapter 11 Case will enable the Company to continue to operate its businesses in the usual manner while the Company seeks to establish a more sound, long-term capital structure pursuant to its "pre-arranged" and consensually agreed plan of reorganization. Under the "pre-arranged" and consensually agreed plan, the Company expects to emerge from bankruptcy with less than $10.0 million in total debt (as compared to its current debt of approximately $108 million) and with a small enough number of stockholders that it will be able to cease filing periodic reports with the Securities and Exchange Commission as a public company. The Company does not expect there to be any management changes in connection with the Chapter 11 Case.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

      (c)         Exhibits.

EXHIBIT NUMBER                        DESCRIPTION
--------------    --------------------------------------------------------------
 Exhibit 10.1          Form of Exit Financing Agreement





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN BANKNOTE CORPORATION


Date: January 21, 2005                  By: /s/ Steven G. Singer
                                            ------------------------------------
                                            Steven G. Singer
                                            Chairman and Chief Executive Officer









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                                  EXHIBIT INDEX



EXHIBIT NUMBER                      DESCRIPTION
--------------      ------------------------------------------------------------
 Exhibit 10.1          Form of Exit Financing Agreement